Exhibit 99.1

NEWS RELEASE

Date:      February 21, 2018

From:     Archie M. Brown, Jr., President and Chief Executive Officer

MainSource Financial Group  |  812-663-6734

MainSource Financial Group — NASDAQ, MSFG — First Quarter Dividend Declared

Greensburg, Indiana; MainSource Financial Group, Inc. (NASDAQ:  MSFG); MainSource Financial Group announced today that the Board of Directors declared a first quarter common dividend of $0.18 per share at its January 22, 2018 meeting. The dividend is payable on March 15, 2018 to common shareholders of record as of March 5, 2018.

MainSource Financial Group is listed on the NASDAQ National Market (under the symbol: “MSFG”) and is a community-focused, financial holding company with assets of approximately $4.6 billion. The Company operates 94 full-service offices throughout Indiana, Illinois, Kentucky and Ohio through its banking subsidiary, MainSource Bank, Greensburg, Indiana.

For more information about MainSource Bank, visit www.mainsourcebank.com.

2105 N SR 3 Bypass, PO Box 2000, Greensburg, IN 47240  |  Phone 812-663-6734  |   MainSourceBank.com